UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  November 14, 2008

WPCS INTERNATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-26277	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341
(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 14, 2008, WPCS International Incorporated (the “Company”), based on the recommendation of the Nomination Committee of the Board of Directors (the “Board”), appointed Michael A. Doyle to the Board as an independent director. From November 2000 to July 2008, Mr. Doyle was the Eastern Division president of Comcast Cable (a subsidiary of Comcast Corporation).  Prior to that, from November 1988 to November 2000, he served as Regional Senior Vice President East and West region of Comcast Cable.  Mr. Doyle has over twenty-five years experience as an executive with Comcast Corporation.  He holds a B.A degree in political science and psychology from Drew University.

There are no arrangements or understandings between Mr. Doyle and any other person pursuant to which he was selected to serve on the Board, and there are no relationships between Mr. Doyle and the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Doyle has been named to serve on the Board’s Executive, Audit and Nominating Committees and has been elected Chairman of the Executive Committee.

A copy of the press release issued by the Company relating to the appointment of Mr. Doyle as a member of the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01           Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Press Release, issued November 18, 2008

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Dated: November 18, 2008	By:	/s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer